UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2008

BRIDGETECH HOLDINGS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-51697	20-1992090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer dentification No.)

402 West Broadway, 26th Floor
San Diego, California 92101
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (619) 564-7100

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On February 11, 2008, Bridgetech Holdings International, Inc. (the “Company”) issued (i) a promissory note for a principal amount of up to $300,000 to Bridgetech China Limited (“Bridgetech China”) (the “Bridgetech China Note”) and (ii) a secured note payable in the principal amount of $400,000 to Carrie Yuen (the “Yuen Note”).  The initial principal of the Bridgetech China Note was $100,000 and will increase by $50,000 at the end of each month for additional funds provided by Bridgetech China to the Company.  The Bridgetech China Note accrues interest at a rate of eight percent (8%) per annum and is required to be repaid on or before February 10, 2009.  The Company’s wholly-owned subsidiary, Bridgetech Asia Limited, is the parent company and sole owner of Bridgetech China.

The Yuen Note accrues interest at a rate of eight percent (8%) per annum and is required to be repaid on or before May 11, 2008.  The Yuen Note will be secured by a first priority interest in fifty-one percent (51%) of Bridgetech Asia Limited, the Company’s wholly-owned subsidiary, as evidenced by a UCC filing. Ms. Yuen is the president of the Company’s Asia operations.

Copies of the Bridgetech China Note and the Yuen Note are attached hereto as Exhibits 10.1 and 10.2, the terms of which are incorporated herein by reference.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

On February 11, 2008, Bridgetech China entered into an equity interest purchase agreement with Richard Propper pursuant to which Bridgetech China is selling a fifty-one percent (51%) equity interest in Guangzhou Bridgetech Medical Technologies Development Limited to Mr. Propper for an aggregate purchase price of $300,000 (the “Equity Interest Purchase Agreement”).  Guangzhou Bridgetech Medical Technologies Development Limited holds the assets related to the JK1 healthcare portal, which is an international, non-profit collaboration between leading healthcare institutions and organizations in China and the United States.  The aggregate purchase price is to be paid as follows:  $100,000 due upon signing and $50,000 per month due at the end of the month starting on February 29, 2008.  In addition, within the ninety (90)-day period after closing on February 11, 2008, or until Mr. Propper pays in excess of fifty percent (50%) of the aggregate purchase price, Bridgetech China has the option to repurchase the equity interest for an aggregate amount equal to 125% of the aggregate purchase price paid as of the repurchase date.

The Company’s wholly-owned subsidiary, Bridgetech Asia Limited, is the parent company and sole owner of Bridgetech China.  Mr. Propper currently holds a security interest on all the assets of Bridgetech Holdings International, Inc. with the exception of the security interest granted to Ms Yuen.

A copy of the Equity Purchase Agreement is attached hereto as Exhibit 10.3, the terms of which are incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(b)           Pro forma financial information.
The pro forma financial information required by this item will be filed in an amendment to this report as soon as practicable but not later than 71 days after the date of this report.

(d)           Exhibits.

Exhibit No.	Exhibit

10.1	Promissory Note in the principal amount of up to $300,000 issued by the Company on February 11, 2008 in favor of Bridgetech China Limited.
10.2	Secured Note Payable in the principal amount of $400,000 issued by the Company on February 11, 2008 in favor of Carrie Yuen.
10.3	Equity Interest Purchase Agreement dated February 11, 2008 by and between Bridgetech China and Rich Propper.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2008	BRIDGETECH HOLDINGS INTERNATIONAL, INC.

/s/ Michael Chermak
Michael Chermak
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note in the principal amount of up to $300,000 issued by the Company on February 11, 2008 in favor of Bridgetech China Limited.
10.2	Secured Note Payable in the principal amount of $400,000 issued by the Company on February 11, 2008 in favor of Carrie Yuen.
10.3	Equity Interest Purchase Agreement dated February 11, 2008 by and between Bridgetech China and Rich Propper.